Exhibit 99.1	Rock Energy Resources Announces the Sale of Gold

HOUSTON, Oct. 15, 2012 /PRNewswire/ -- Rock Energy Resources, Inc. (RCKE) today announced that as of October 12, 2012, gold sales have commenced.

Sales: Sales are expected to continue on a weekly basis. We delivered 340 grams (31.1 grams per troy ounce) of gold and valuable metals to David H. Fell Co - AZ, Inc. with which we have entered into a long term sales agreement. Those quantities were produced from a single 10 hour shift post our solving our refining issues. The price paid is spot (market lock) minus 1.75%. The assayed breakdown for the 340 grams was as follows: Gold 80%; Silver 16%; Copper 2%; Nickel .5%; Platinum .2%; Misc. 1.3%.

Refining and Inventories: We have all of our refining equipment in place and expect in the next two weeks to be running two shifts per day. We currently have over three tons of concentrate ready for final processing along with over 1,000 tons of high grade ore available for milling.

Mining and Milling: We are currently mining at expected levels from the first stope. We have begun the development of a second stope and anticipate developing a third stope before year end. Currently we are milling around 8 tons per day and will be increasing this in the coming weeks.

We are posting monthly recaps on our website at www.americanpatriotgold.com.

Rocky Emery, Chairman and CEO of Rock Energy stated, "We are excited to have now completed the process of mining, milling and sales. It has been an inspired effort by Craig Liukko and his team to get all this into place within 10 months. We anticipate weekly sales of gold and other mixed metals, with quantities increasing as we ramp up production."

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company's future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rocky V Emery Chairman & CEO
Rock Energy Resources, Inc.
Managing Member American Patriot Gold
10350 Richmond Avenue
Suite 800
Houston, Texas 77042
www.americanpatriotgold.com
Remery@americanpatriotgold.com
O: 713-400-3013
C: 832-691-7991